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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Restrac, Inc.:

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts

July 10, 1996